UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	58-1563799
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

115 Perimeter Place, Suite 460 Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to Purchase Preferred Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:                              (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

Item 1.                                                           Description of Registrant’s Securities to be Registered.

On May 8, 2012, Georgia Gulf Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Rights Agreement, dated January 16, 2012 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent.  The Amendment accelerates the expiration date of the Rights Agreement from December 31, 2012 to May 9, 2012.

The rights issued pursuant to the Rights Agreement are in all respects subject to and governed by the provisions of the Rights Agreement, as amended.  Copies of the Rights Agreement and the Amendment are available free of charge from the Company.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as an exhibit hereto and incorporated herein by this reference.

Item 2.                                                           Exhibits.

Exhibit Number	Exhibit
4.1	Amendment No. 1, dated May 8, 2012, to the Rights Agreement, dated as of January 16, 2012, by and between Georgia Gulf Corporation and Computershare Trust Company, N.A., as rights agent.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GEORGIA GULF CORPORATION

		By:	/s/ Gregory C. Thompson
Name: Gregory C. Thompson
Title: Chief Financial Officer

Date:	May 8, 2012